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                                                                EXHIBIT 10.6.2



                     AMENDMENTS TO THE ANNUAL INCENTIVE PLAN







                     SCHWEITZER-MAUDUIT INTERNATIONAL, INC.

                             Secretary's Certificate


             I, the undersigned, Secretary of Schweitzer-Mauduit International, Inc., a Delaware corporation (the "Company"), DO HEREBY CERTIFY that the following is a true and correct copy of a Resolution approved and adopted by the Board of Directors of Schweitzer-Mauduit International, Inc. at its meeting on December 5 and 6, 1996.

AMENDMENTS TO THE ANNUAL INCENTIVE PLAN

             RESOLVED, That, pursuant to the recommendation of the Compensation Committee of this Board of Directors, the Corporation does hereby approve and adopt the following amendments to the Schweitzer-Mauduit International, Inc. Annual Incentive Plan, the amendment of Section 5 to be effective as of January 1, 1996 and the amendments to Sections 3 and 6 to be effective as of December 5, 1996; and the Compensation Committee of the Corporation and the proper officers of the Corporation, and any of them acting alone, be, and they hereby are, authorized and directed on behalf of the Corporation to take such actions in connection with such amendments as are necessary or appropriate in the discretion of the Compensation Committee or any of such officers to carry out fully the terms thereof.

         Section 3, Definitions, is amended to read as follows:

                  "`Performance Percentage' means the respective percentages applicable to achievement of the following benchmark Performance Levels for a given Objective as follows: Threshold 50%, Target 100%, Outstanding 150%, Maximum 200%; and, if actual performance of such Objective falls between any two of such benchmark Performance Levels, the percentage amount applicable to the performance level actually achieved will be prorated."

         Section 5, Eligibility, is amended as follows:

                  Insert "or any Affiliate" after "Company" in line 4.

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         Section 6, Objective Areas and Performance Levels is amended as follows:

                  The third unnumbered paragraph is amended to read as follows:

                  "For each objective, there shall be established performance levels ("Performance Levels") which, whenever possible, shall consist of successively better standards or ranges, taking into consideration actual progress in the Measurement Period, in accomplishing the objective(s). These Performance Levels shall be defined as "Threshold", "Target", "Outstanding", and "Maximum". Performance below the "Threshold" level shall not result in the payment of an award."

                  After the last unnumbered paragraph of Section 6, add a new unnumbered paragraph which reads as follows:

                  "If during a Measurement Period, the Company, or any of its Affiliates, purchases substantially all of the assets or shares of a business owned by any other person or entity ("Business"), the earnings attributable to such Business, which are included in the Company's consolidated income statement for the Measurement Period, shall be taken into account in calculating achievement of any earnings Objective for the Measurement Period only if the Target Performance Level for the Measurement Period would have been achieved for the Measurement Period without taking the earnings of such Business into account."

             Except as stated above, the Plan shall remain in full force and effect as adopted by the Corporation prior to this Amendment.

             IN WITNESS WHEREOF, I have hereunto set my hand this 12th day of March, 1997.


                            SCHWEITZER-MAUDUIT INTERNATIONAL, INC.



                            By: /s/ WILLIAM J. SHARKEY
                                -----------------------------
                                William J. Sharkey, Secretary


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